Exhibit 99.1
Insperity Announces Record Fourth Quarter and Full Year 2018 Results
HOUSTON – Feb. 11, 2019 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2018.

•	2018 WSEE growth accelerates to 14%

•	2018 net income and EPS each up 60%

•	2018 adjusted EPS and adjusted EBITDA up 53% and 35%, respectively

•	Q4 net income and EPS up 59% and 64%, to $25 million and $0.59, respectively

•	Q4 adjusted EPS up 25% to $0.69

•	Q4 repurchase of 986,000 shares
Full Year Results
For the year ended Dec. 31, 2018, reported net income increased 60% over 2017 to $135.4 million, and diluted net income per share increased 60% to $3.22. Adjusted EPS increased 53% over 2017 to $3.75. Adjusted EBITDA increased 35% to $239.6 million.
“These results reflect our fourth year in a row with growth in adjusted EBITDA above 25%, increasing from $84 million to $240 million demonstrating effective execution of our strategic plan,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “As a result of our successful fall selling and retention campaign, we are starting 2019 with 15% worksite employee growth and are well positioned to continue our strong financial performance.”
Revenues in 2018 increased 16% to $3.8 billion, on a 14% increase in the average number of worksite employees (“WSEEs”) paid per month over 2017. This growth was primarily driven by an increase in WSEEs paid from new sales on a 16% increase in the average number of trained Business Performance Advisors. Additionally, WSEE retention was maintained at recent historical highs of 86% and we experienced an improvement in net hiring within our client base in 2018.
Gross profit for the year ended Dec. 31, 2018 increased 19% to $681.9 million on improved pricing and effective management of our direct cost programs. Operating expenses increased 14% to $502.9 million over 2017 and adjusted operating expenses increased 12% to $493.6 million over 2017.
Net income per WSEE per month increased 42% from $38 in 2017 to $54 in 2018. Adjusted EBITDA per WSEE per month increased 17% from $81 in 2017 to $95 in 2018.
“Acceleration of worksite employee growth into the mid-teens, improved pricing and effective management of our direct costs and operating expenses has resulted in significant improvement in our profitability over the past four years,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “This is demonstrated by an increase in adjusted EBITDA per worksite employee per month in each of the past four years, from $54 in 2014 to $95 in 2018.”
Cash outlays in 2018 included the repurchase of approximately 1,198,000 shares of stock at a cost of $113.3 million, dividends totaling $33.4 million and capital expenditures of $35.3 million offset by borrowings of $40.0 million under our facility. Adjusted cash, cash equivalents and marketable securities at Dec. 31, 2018 was $128.9 million.

Fourth Quarter Results
Fourth quarter 2018 net income and diluted earnings per share of $24.7 million and $0.59 represented increases of 59% and 64%, respectively, compared to the fourth quarter of 2017. Adjusted EPS was $0.69, a 25% increase over the fourth quarter of 2017. Adjusted EBITDA increased 24% over the fourth quarter of 2017 to $47.6 million.
Revenues increased 17% over the fourth quarter of 2017 to $966.8 million on a 17% increase in the average number of WSEEs paid per month. An acceleration of WSEE growth throughout 2018 has been the result of increased new client sales in both our core and midmarket client segments, a continued high level of client retention and an improvement in net hiring of WSEEs by our client base.
Gross profit increased 13% over the fourth quarter of 2017 to $161.6 million, while operating expenses increased only 8%. These results reflect improved pricing, effective management of our direct cost programs, and continued investment in our growth, technology and product and service offerings, while leveraging other areas of the business. Our growth investment has included the opening of seven new sales offices in 2018, along with a 13% increase in the average number of trained Business Performance Advisors over the fourth quarter of 2017.
Share repurchases during the fourth quarter totaled 986,000 shares at a cost of $97.1 million.
2019 Guidance
The company also announced its guidance for 2019, including the first quarter of 2019. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q1 2019			Full Year 2019

Average WSEEs	224,000	—	226,000	238,400	—	242,600
Year-over-year increase	14.5%	—	15.5%	14%	—	16%

Adjusted EPS	$1.85	—	$1.91	$4.37	—	$4.69
Year-over-year increase	31%	—	35%	17%	—	25%

Adjusted EBITDA (in millions)	$96	—	$99	$268	—	$285
Year-over-year increase	15%	—	18%	12%	—	19%
Definition of Key Metrics
Average WSEEs - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, one-time tax reform bonus and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, one-time tax reform bonus and stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the first quarter and full year 2019 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 4355906. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 4355906. The webcast will be archived for one year.

About Insperity
Insperity, a trusted advisor to America’s best businesses for more than 32 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2018 revenues of $3.8 billion, Insperity operates in 73 offices throughout the United States. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:

•	adverse economic conditions;

•	regulatory and tax developments and possible adverse application of various federal, state and local regulations;

•	the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;

•	cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•	vulnerability to regional economic factors because of our geographic market concentration;

•
increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;

•	failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;

•	the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;

•	our liability for WSEE payroll, payroll taxes and benefits costs;

•	our liability for disclosure of sensitive or private information;

•	our ability to integrate or realize expected returns on our acquisitions;

•	failure of our information technology systems;

•	an adverse final judgment or settlement of claims against Insperity; and

•	disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
(in thousands)	2018	2017

Assets
Cash and cash equivalents	$326,773	$354,260
Restricted cash	42,227	41,137
Marketable securities	60,781	1,960
Accounts receivable, net	400,623	333,981
Prepaid insurance	8,411	10,782
Other current assets	27,721	26,991
Income taxes receivable	—	9,824
Total current assets	866,536	778,935
Property and equipment, net	117,213	95,659
Prepaid health insurance	9,000	9,000
Deposits	172,674	159,515
Goodwill and other intangible assets, net	12,726	12,762
Deferred income taxes, net	8,816	4,283
Other assets	4,851	3,541
Total assets	$1,191,816	$1,063,695

Liabilities and stockholders' equity
Accounts payable	$10,622	$6,447
Payroll taxes and other payroll deductions payable	261,166	303,247
Accrued worksite employee payroll cost	329,979	267,402
Accrued health insurance costs	35,153	26,075
Accrued workers’ compensation costs	45,818	42,974
Accrued corporate payroll and commissions	60,704	52,595
Other accrued liabilities	28,890	25,989
Income taxes payable	—	—
Total current liabilities	772,332	724,729

Accrued workers’ compensation costs	187,412	166,493
Long-term debt	144,400	104,400
Other accrued liabilities	9,996	1,752
Total noncurrent liabilities	341,808	272,645

Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	36,752	25,337
Treasury stock, at cost	(357,569)	(256,363)
Accumulated other comprehensive income, net of tax	(9)	(5)
Retained earnings	397,947	296,797
Total stockholders’ equity	77,676	66,321

Total liabilities and stockholders’ equity	$1,191,816	$1,063,695

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
(in thousands, except per share amounts)	2018	2017	Change	2018	2017	Change

Operating results:
Revenues(1)	$966,756	$826,494	17.0%	$3,828,549	$3,300,223	16.0%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	805,165	683,628	17.8%	3,146,640	2,727,492	15.4%
Gross profit	161,591	142,866	13.1%	681,909	572,731	19.1%
Salaries, wages and payroll taxes	74,541	70,393	5.9%	301,027	259,531	16.0%
Stock-based compensation	5,769	7,955	(27.5)%	20,425	24,345	(16.1)%
Commissions	9,094	6,958	30.7%	28,957	22,773	27.2%
Advertising	4,558	3,063	48.8%	18,554	16,686	11.2%
General and administrative expenses	28,503	25,958	9.8%	111,068	101,273	9.7%
Depreciation and amortization	6,507	4,827	34.8%	22,842	18,182	25.6%
Total operating expenses	128,972	119,154	8.2%	502,873	442,790	13.6%
Operating income	32,619	23,712	37.6%	179,036	129,941	37.8%
Other income (expense):
Interest income	2,701	1,255	115.2%	7,992	3,413	134.2%
Interest expense	(1,316)	(893)	47.4%	(4,668)	(3,213)	45.3%
Income before income tax expense	34,004	24,074	41.2%	182,360	130,141	40.1%
Income tax expense	9,349	8,520	9.7%	46,947	45,739	2.6%
Net income	$24,655	$15,554	58.5%	$135,413	$84,402	60.4%
Less distributed and undistributed earnings allocated to participating securities	(341)	(827)	(58.8)%	(1,875)	(1,517)	23.6%
Net income allocated to common shares	$24,314	$14,727	65.1%	$133,538	$82,885	61.1%

Net income per share of common stock
Basic	$0.59	$0.36	63.9%	$3.24	$2.02	60.4%
Diluted	$0.59	$0.36	63.9%	$3.22	$2.01	60.2%
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(1)	Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2018	2017	2018	2017

Gross billings	$6,546,253	$5,518,267	$23,830,731	$20,173,812
Less: WSEE payroll cost	5,579,497	4,691,773	20,002,182	16,873,589
Revenues	$966,756	$826,494	$3,828,549	$3,300,223

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2018	2017	Change	2018	2017	Change

Average WSEEs paid	221,809	189,513	17.0%	209,123	182,696	14.5%

Statistical data (per WSEE per month):
Revenues(1)	$1,453	$1,454	(0.1)%	$1,526	$1,505	1.4%
Gross profit	243	251	(3.2)%	272	261	4.2%
Operating expenses	194	209	(7.2)%	201	202	(0.5)%
Operating income	49	42	16.7%	71	59	20.3%
Net income	37	27	37.0%	54	38	42.1%
____________________________________

(1)	Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(per WSEE per month)	2018	2017	2018	2017

Gross billings	$9,838	$9,706	$9,496	$9,202
Less: WSEE payroll cost	8,385	8,252	7,970	7,697
Revenues	$1,453	$1,454	$1,526	$1,505

NON-GAAP FINANCIAL MEASURES

Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expense
Represents operating expenses excluding the impact of the following:
•  costs associated with a one-time tax reform bonus paid to corporate employees and
•  charitable donations to Hurricane Harvey relief efforts.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA
Represents EBITDA plus:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted net income
Represents net income computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2018		2017		2018		2017
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$5,579,497	$8,385	$4,691,773	$8,252	$20,002,182	$7,971	$16,873,589	$7,697
Less: Bonus payroll cost	860,847	1,294	725,226	1,275	2,498,875	996	1,959,053	894
Non-bonus payroll cost	$4,718,650	$7,091	$3,966,547	$6,977	$17,503,307	$6,975	$14,914,536	$6,803
% Change period over period	19.0%	1.6%	11.3%	1.3%	17.4%	2.5%	11.8%	1.5%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	December 31, 2018	December 31, 2017

Cash, cash equivalents and marketable securities	$387,554	$356,220
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	224,487	271,547
Customer prepayments	34,177	23,603
Adjusted cash, cash equivalents and marketable securities	$128,890	$61,070
Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

	Three Months Ended Dec 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2018		2017		2018		2017
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Operating expenses	$128,972	$194	$119,154	$209	$502,873	$201	$442,790	$202
Less:
One-time tax reform bonus	—	—	—	—	9,306	4	—	—
Charitable donations to Hurricane Harvey relief efforts	—	—	782	1	—	—	2,000	1
Adjusted operating expenses	$128,972	$194	$118,372	$208	$493,567	$197	$440,790	$201
% Change period over period	9.0%	(6.7)%	23.2%	11.8%	12.0%	(2.0)%	14.5%	4.1%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended Dec. 31,
(in thousands, except per WSEE per month)	2018		2017
	$	WSEE	$	WSEE

Net income	$24,655	$37	$15,554	$27
Income tax expense	9,349	14	8,520	15
Interest expense	1,316	2	893	2
Depreciation and amortization	6,507	10	4,827	8
EBITDA	41,827	63	29,794	52
Stock-based compensation	5,769	9	7,955	15
Charitable donations to Hurricane Harvey relief efforts	—	—	782	1
Stockholder advisory expenses	—	—	—	—
Adjusted EBITDA	$47,596	$72	$38,531	$68
% Change period over period	23.5%	5.9%	67.0%	51.1%

(in thousands, except per WSEE per month)	Year Ended December 31,
	2018		2017		2016		2015		2014
	$	WSEE	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$135,413	$54	$84,402	$38	$65,991	$33	$39,390	$23	$28,004	$18
Income tax expense	46,947	19	45,739	21	39,186	19	26,229	14	19,623	13
Interest expense	4,668	2	3,213	1	2,396	1	459	—	370	—
Depreciation and amortization	22,842	9	18,182	9	16,644	9	18,565	11	21,387	14
EBITDA	209,870	84	151,536	69	124,217	62	84,643	48	69,384	45
Impairment charges and other	—	—	—	—	—	—	10,480	6	3,687	2
Stock-based compensation	20,425	8	24,345	11	16,643	8	13,345	8	11,053	7
One-time tax reform bonus	9,306	3	—	—	—	—	—	—	—	—
Charitable donations to Hurricane Harvey relief efforts	—	—	2,000	1	—	—	—	—	—	—
Other	—	—	(200)	—	—	—	—	—	—	—
Stockholder advisory expenses	—	—	—	—	323	1	1,546	1	—	—
Adjusted EBITDA	$239,601	$95	$177,681	$81	$141,183	$71	$110,014	$63	$84,124	$54
% Change year over year	34.8%	17.3%	25.9%	14.1%	28.3%	12.7%	30.8%	16.7%	(8.9)%	(10.0)%

NON-GAAP FINANCIAL MEASURES

Following reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2018	2017	2018	2017

Net income	$24,655	$15,554	$135,413	$84,402
Non-GAAP adjustments:
Stock-based compensation	5,769	7,955	20,425	24,345
One-time tax reform bonus	—	—	9,306	—
Charitable donations to Hurricane Harvey relief efforts	—	782	—	2,000
Other	—	—	—	(200)
Total non-GAAP adjustments	5,769	8,737	29,731	26,145
Tax effect of non-GAAP adjustments	(1,586)	(3,092)	(7,608)	(9,354)
Enactment of U.S. tax reform	—	2,481	—	2,481
Tax effect of disaster credit	—	(669)	—	(669)
Adjusted net income	$28,838	$23,011	$157,536	$103,005
% Change period over period	25.3%	87.8%	52.9%	34.3%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP)(1):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2018	2017	2018	2017

Diluted EPS	$0.59	$0.36	$3.22	$2.01
Non-GAAP adjustments:
Stock-based compensation	0.14	0.19	0.49	0.58
One-time tax reform bonus	—	—	0.22	—
Charitable donations to Hurricane Harvey relief efforts	—	0.02	—	0.05
Other	—	—	—	(0.01)
Impact of dividends exceeding earnings	—	0.02	—	—
Total non-GAAP adjustments	0.14	0.23	0.71	0.62
Tax effect on non-GAAP adjustments	(0.04)	(0.08)	(0.18)	(0.22)
Enactment of U.S. tax reform	—	0.06	—	0.06
Tax effect of disaster credit	—	(0.02)	—	(0.02)
Adjusted EPS	$0.69	$0.55	$3.75	$2.45
% Change period over period	25.5%	89.7%	53.1%	36.9%
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(1)	Amounts in 2017 adjusted to reflect the two-for-one split of our common stock effected on December 18, 2017 in the form of a stock dividend.

NON-GAAP FINANCIAL MEASURES

The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2019 guidance:

	Q1 2019	Full Year 2019
(in millions, except per share amounts)	Guidance	Guidance

Net income	$71 - $74	$161 - $174
Income tax expense	11	48 - 52
Interest expense	2	7
Depreciation and amortization	6	26
EBITDA	90 - 93	242 - 259
Stock-based compensation	6	26
Adjusted EBITDA	$96 - $99	$268 - $285

Diluted EPS	$1.72 - $1.78	$3.88 - $4.20
Non-GAAP adjustments:
Stock-based compensation	0.15	0.63
Total non-GAAP adjustments	0.15	0.63
Tax effect	(0.02)	(0.14)
Adjusted EPS	$1.85 - $1.91	$4.37 - $4.69